EXHIBIT 10.55

                               SUBLEASE BETWEEN

                 Coldwell Banker Residential Brokerage Company
                                   Sublessor

                                      And


                          Anda Pharmaceuticals, Inc.
                                   Sublessee


                                      At

                      3040 Universal Boulevard, Suite 150
                                Weston, Florida

                                 May 23, 2000

                               TABLE OF CONTENTS
                               -----------------

1.   Term...............................................................   1
2.   Possession.........................................................   1
3.   Incorporation of Master Lease......................................   2
4.   Sublessee's Assumption of Master Lease Obligations and Benefits....   2
5.   Rental.............................................................   2
6.   Expense Pass-Throughs..............................................   3
7.   Utilities..........................................................   3
8.   Use Of the Premises................................................   3
9.   Hazardous Materials................................................   3
10.  Security Deposit...................................................   4
11.  Insurance..........................................................   4
12.  Waiver of Subrogation..............................................   5
13.  Termination of Master Lease........................................   5
14.  Repairs and Alterations............................................   5
15.  Sublessee to Keep Premises Free of Liens...........................   6
16.  Assignment and Subletting..........................................   6
17.  Continuing Liability of Sublessor..................................   7
18.  Notices............................................................   7
19.  Notice Of Default..................................................   7
20.  Sublessee Defaults and Remedies....................................   7
21.  Counterparts.......................................................   9
22.  Brokers and Commissions............................................   9
23.  Choice of Law......................................................  10
24.  Observance of Law..................................................  10
25.  Attorney's Fees....................................................  10
26.  Consent............................................................  10
27.  Force Majeure......................................................  10
28.  Severability.......................................................  10
29.  Titles and Headings................................................  11
30.  Changes, Waivers, Discharge and Modifications In Writing...........  11

                                   SUBLEASE
                                   --------

     THIS SUBLEASE is made as of this 23/rd/ day of May, 2000, by and between Coldwell Banker Residential Brokerage Company, a California corporation ("Sublessor"), and Anda Pharmaceuticals, Inc., a Florida corporation ("Sublessee").

                               R E C I T A L S
                               - - - - - - - -

     A. Meridian Business Campus Investors III LLC, a Delaware limited liability company, ("Landlord") and Sublessor are the landlord and tenant, respectively, under that certain lease (attached hereto as Exhibit "A" and incorporated herein by reference) dated as of February 15, 1997 (the "Master Lease"). Under the terms of the Master Lease, Landlord is leasing to Sublessor certain premises described in the Master Lease and containing approximately 8,648 rentable square feet (the "Premises") for an initial term expiring on June 3, 2003 (the "Initial Expiration Date"), unless extended or sooner terminated pursuant to any of the terms, covenants or conditions of the Master Lease or pursuant to law. The common address of the Premises is 3040 Universal Boulevard, Suite 150, Weston, Florida 33331;

     B. Sublessor has agreed to sublet the entire Premises to Sublessee, and Sublessee has agreed to hire and take the entire Premises from Sublessor, for a period commencing on July 1, 2000 and ending on the Initial Expiration Date.

     NOW, Therefore, Sublessor and Sublessee agree as follows:

     1.   Term.
          ----

     Sublessor sublets the Premises to Sublessee and Sublessee hires and takes the Premises from Sublessor as Sublessor's sublessee for a term commencing on July 1, 2000 (the "Sublease Commencement Date") and ending on the Initial Expiration Date (the "Term"), unless terminated earlier in accordance with the provisions hereinafter set forth. Such subletting shall be in all respects subject and subordinate to the terms, covenants and conditions of the Master Lease. Sublessor and Sublessee acknowledge and agree that Sublessor's right, if any, to extend the term of the Master Lease, or to exercise any other options contained in the Master Lease, including any option to purchase, shall not be exercisable by Sublessee and, on the Initial Expiration Date, Sublessee's right to possess the Premises under this Sublease shall terminate and no longer be of any force or effect.

     2.   Possession.
          ----------

     a) Delivery of Possession. Sublessor agrees to deliver possession of the Premises to Sublessee upon the Sublease Commencement Date. Notwithstanding the foregoing, Sublessor shall not be obligated to deliver possession of the Premises to Sublessee until Sublessor has received from Sublessee all of the following: (i) the Security Deposit (if any) and the first month's rent; (ii) copies of policies of insurance or certificates thereof as required under this Sublease; and (iii) copies of all governmental permits and authorizations required in connection with Sublessee's use of the Premises or operation of its business upon the Premises.

     b)   Condition of Premises.   Sublessee's taking possession of the Premises
shall be conclusive evidence that the Premises were in good order and satisfactory condition when Sublessee took possession. No promise of Sublessor to alter, remodel, repair or improve the Premises or the Building in which the Premises may be situated have been made by Sublessor to Sublessee other than as may be contained herein or in a separate Work Letter Agreement signed by Sublessor and Sublessee. At the termination of this Sublease, Sublessee shall return the Premises broom-clean and in as good condition as when Sublessee took possession, ordinary wear and tear excepted, failing which Sublessor may restore the Premises to such condition and Sublessee shall pay the cost thereof on demand.

     c) Late Delivery. Sublessee agrees that if Sublessor is unable to deliver possession of the Premises to Sublessee on or prior to the Sublease Commencement Date, this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage resulting therefrom, nor shall the Expiration Date of the term be in any way extended.

     3.   Incorporation of Matter Lease.
          -----------------------------
     The terms, convenants, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease (which terms and conditions are incorporated herein by reference as though fully set forth), except as otherwise expressly provided in this Sublease. To the extent any terms or provisions of this Sublease contradict or conflict with any of the terms or provisions of the Master Lease, the terms and provisions of this Sublease shall control. Sublessor and Sublessee expressly agree, however, that Sublessor assumes none of the Landlord's obligations as set forth in the Master Lease. Sublessee agrees to look solely to Landlord for performance of those obligations and to forever hold Sublessor harmless from any claim arising from Landlord's failure to perform its obligations, unless such failure is due to Sublessor's breach of the Master Lease.

     4.   Sublessee's Assumption of Master Lease Obligations and Benefits.
          --------------------------------------------------------------
     Except as otherwise expressly provided in this Sublease, (a) Sublessee expressly assumes and agrees to perform and comply with all of the terms, covenants and conditions of the Master Lease that are to be observed and performed thereunder by Sublessor for the benefit of Landlord, and (b) Sublessee shall indemnify, defend and save Sublessor harmless from and against any loss, damage, cost or expense which Sublessor may sustain or incur by reason of any failure on the part of Sublessee so to observe and perform the same.

     5.   Rental.
          ------
     Commencing August 1, 2000 Sublessee convenants and agrees to pay to Sublessor, in advance by the first day of each month, without demand, deduction, offset or notice, at the address of Sublessor identified in the "Notices" section of this Sublease or in pre-printed envelopes if supplied by Sublessor (or some other place as Sublessor shall have designated in writing), the sum of Eight Thousand Six Hundred Forty-Eight and xx/100 Dollars ($8,648.00) as base rental ("Base Rent") for the Premises during the Term. Sublessee shall also remit applicable state sales tax with each monthly Bases Rent payment.

     If Sublessee fails to pay when due any Rent or other amounts or charges which Sublessee is obligated to pay under the terms of this Sublease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Sublessee acknowledges that the late payment of any monthly installment of Base Rent will cause Sublessor to lose the use of that money and incur costs and expenses not contemplated under this Sublease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if Sublessor does not receive any such installment within ten (10) days from the date it is due, Sublessee shall pay Sublessor a late charge equal to ten percent (10%) of such installment. Sublessor and Sublessee agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Sublessor for the loss suffered from such nonpayment by Sublessee. Acceptance of any interest or late charge shall not constitute a waiver of Sublessee's default with respect to such nonpayment by Sublessee nor prevent Sublessor from exercising any other rights or remedies available to Sublessor under this Sublease. Any payment of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00.

     6.   Expense Pass-throughs.
          ---------------------

     It is understood that Base Rent shall be net to Sublessor, and any other charges that Sublessor may incur per the Master Lease shall be the sole responsibility of Sublessee, and shall be in addition to the Base Rent due. sublessee shall pay monthly installments to Sublessor which shall be an estimate of charges due under the Master Lease. Upon final billing for each calendar year from the Landlord, Sublessor shall submit the same billing to Sublessee, and any overpayments or underpayments shall be ameliorated at that time. Upon execution of this Sublease, the estimated Master Lease charges are $4,922.15 per month plus applicable state sales tax. Sublessee shall add this amount to the Base Rent and pay same to Sublessor as hereinabove set forth.

     7.   Utilities.
          ---------

     Sublessee shall pay for all water, gas, heat, power, and other utilities and services supplied to the Premises.

     8.   Use of the Premises.
          -------------------

     Sublessee, along with its successors or assigns, shall be limited in use of the Premises to general business purposes. Sublessee shall not conduct any activity or perform any act prohibited by the laws of the United States of America or the State of Florida or the ordinances of the city or county in which the Premises is situated and shall not commit waste nor suffer waste to be committed, nor permit any nuisance on or in the Premises. Sublessee shall not utilize any unethical method of business operation, nor shall any space in the Premises be used for living quarters, whether temporary or permanent. Sublessee shall not do anything, or permit anything to be done, in or about the Premises, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or do anything in conflict with the pertinent laws, rules or regulations of any governmental authority. Sublessee shall not use or keep in, on or about the Premises or the property upon which the Premises may be situated, any hazardous, inflammable or explosive fluid or substance or any illuminating material, unless it is battery powered or UL approved. sublessee shall at all times maintain an adequate number of suitable fire extinguishers on the Premises for use in case of local fires, including electrical or chemical fires.

     9.   Hazardous Materials.
          -------------------

     Sublessee, including its agents, employees, contractors and invitees, shall not cause nor permit the presence, release, storage, use or handling of any toxic substances or hazardous materials in, about or under the Premises, nor the Building nor the real property of which the Premises may be a part. If Sublessee breaches the obligations stated in the preceding sentence, or if the presence of any such toxic substances or hazardous materials on or about the Premises caused or permitted by Sublessee results in contamination of the Premises, the real property of which the Premises may be a part, or any adjacent property, then Sublessee shall indemnify, defend and hold Sublessor and Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises and/or adjacent property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and/or adjacent property, damages arising from any adverse impact on marketing of the Premises and/or adjacent property, costs incurred in connection with any cleanup, remedial, removal or restoration work, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees) which arise during or after the Term hereof, as a result of such contamination. Nothing contained herein shall be deemed or construed to limit the liability of Sublessee or Sublessor or Landlord hereunder for the breach of any covenant of Sublessee under this Section. The provisions of this Section shall survive the expiration or earlier termination of this Sublease and Sublessee's surrender of the Premises to the Sublessor.

     10.  Security Deposit. Intentionally omitted.
          -------- -------

     11.  Insurance.
          ---------

     Sublessee shall, at its own cost and expense and for the term of this Sublease carry and maintain the following insurance policies.

     a. Commercial general liability insurance with combined single limits not less than $2,000,000.00 per occurrence for personal injury or death and property damage occurring in or about or related to the use of the Premises.

     b. "All Risk" Insurance for the full replacement cost of all Sublessee's property on the Premises and all fixtures. Unless this Sublease is terminated upon damage or, the proceeds of such insurance will be used to restore the foregoing.

     c. Worker's Compensation (as provided by state law), and Employer's Liability Insurance in the amount of not less than $500,000.00.

     d. Loss of income and extra expense insurance in such amounts as will reimburse Subleases for direct or indirect loss of earnings or extra expenses attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or Building as a result of such perils.

     All policies required hereunder will be issued by carriers rated A:VII or better by Best's Key Rating guide and licensed to the business in the state where the Premises is located. The policies shall name Sublessor and any other person or entity that Sublessor may designate from time to time as additional insureds, with primary coverage non-contributing to any insurance such entities may carry, and shall provide that coverage cannot be canceled or materially changed except upon thirty (30) days prior to written notice to Sublessor. At least thirty (30) days prior to expiration of such policies, and promptly upon any other request by Sublessor, Sublessee shall furnish Sublessor with copies of policies, or Certificates of Insurance, evidencing maintenance and renewal of the required coverage. In the event Sublessee does not maintain said insurance, Sublessor may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Sublessee shall pay to Sublessor as rent the cost of said insurance plus a twenty percent (20%) administrative fee.

     During the Term, Sublessor shall (if required by the Master Lease), at Sublessee's expense, insure the Building (excluding any property which Sublessee is obligated to insure) against damage with "All Risk" Insurance and public liability insurance, all in such amounts and with such deductions as Sublessor considers appropriate. Sublessor may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or mortgagees may determine advisable. Sublessee has no right to receive any proceeds from any insurance policies carried by Sublessor. Notwithstanding anything in the foregoing to the contrary, however, Sublessor may self-insure or use blanket coverage. Sublessor shall invoice Sublessee for such insurance and upon 15 days of receipt, Sublessee shall remit payment.

     If any of Sublessor's insurance is (or is threatened to be) canceled or has coverage reduced in any way because of Sublessee's or its employees' acts or omissions, Sublessor may terminate this Sublease and/or may enter upon the Premises at Sublessee's cost and without liability to Sublessee, and attempt to remedy such condition. A schedule issued by the organization computing the insurance rate shall be conclusive evidence.

     12.  Waiver of Subrogation.
          ---------------------

     Each party hereby releases and relieves the other and waives the right of recovery against the other for loss or damage to property arising out of or incident to perils commonly insured against under All-Risk coverage insurance whether due to the negligence of either party, its agents, employees, contractors and/or invitees.

     13.  Termination of Master Lease.
          ---------------------------

     In the event that during the Term of this Sublease the Master Lease is terminated or comes to an end for any reason, then this Sublease and any assignments of this Sublease shall terminate on the effective date of such termination of the Master Lease. Notwithstanding the foregoing provisions of this Section, if the reason for such termination of the Master Lease shall be a default on the part of Sublessee with respect to any of the terms or conditions of this Sublease or of the Master Lease, Sublessor shall be entitled to recover from Sublessee as liquidated damages at least an amount equal to the damages which Landlord shall be entitled to recover from Sublessor in connection with such termination of the Master Lease.

     14.  Repairs and Alterations.
          -----------------------

     There shall be no obligation on the part of Sublessor or Landlord to make any repairs, alterations or improvements in order to make the Premises ready for occupancy by Sublessee. Prior to making any repairs, alterations or improvements on the Premises, Sublessee shall obtain the prior written consent thereto of both Sublessor and Landlord. Any alterations, additions, or improvements made to the Premises at the expense of Sublessee, including but not limited to, wall covering, carpeting or other floor covering, paneling and built-in cabinets shall be deemed a part of the real estate and the property of Landlord and shall be surrendered with the Premises unless Sublessor or Landlord, by notice given to Sublessee no later than thirty (30) days prior to the end of the Term, shall elect to have Sublessee remove such alterations, additions, or improvements. Sublessee shall thereupon accomplish such removal at its sole cost and repair any damage to the Premises caused by such removal. In the event that Sublessor consents in writing to any alterations, additions, or improvements to the Premises by Sublessee, they shall be made at the sole cost of Sublessee by licensed contractors or workmen approved by Sublessor. Sublessee shall secure all appropriate governmental approvals and permits and shall complete such alterations with due diligence. Any consent or approval given by Sublessor or Landlord hereunder shall not give rise to rights to third parties to file mechanic's or materialman's liens, nor waive Landlord's prohibition against such liens, nor in any manner abrogate that Section of this Sublease requiring Sublessee to keep Premises free of liens.

     15.  Sublessee to Keep Premises Free of Liens.
          ----------------------------------------

     Sublessee shall keep the Premises and the property on which the premises is situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by Sublessee. Sublessee shall indemnify, hold harmless, and defend Landlord and Sublessor from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Sublessee. Such indemnity shall include, without limitation, all attorneys' fees and costs incurred by Landlord or Sublessor due to the filing of such mechanic's or materialman's lien or notice thereof. In the event that Sublessee, within twenty (20) days following the imposition of any such lien, shall not cause such lien to be released of record by payment or posting of a proper bond, in addition to all other remedies provided herein and by law, Landlord or Sublessor shall have the right (but not the obligation) to cause the same to be released by such means as it shall deem proper, including bonding or payment of the claim giving rise to such lien. All such sums paid by Landlord or Sublessor and all expenses incurred by it in connection therewith, including attorney's fees and costs, shall be payable to Landlord or

Sublessor by Sublessee on demand with the highest legal interest rate. Landlord or Sublessor shall have the right at all times to give notice or to post and keep posted on Premises any notice permitted or required by law which Landlord or Sublessor shall deem proper for the protection of Landlord, Sublessor and the Premises or any other party having an interest therein from mechanic's and materialman's liens. Sublessee shall give written notice to Landlord and Sublessor at least ten (10) business days prior to the commencement of any work relating to the alterations or additions to the Premises and shall post the Premises giving all such persons notice of Landlord's and Sublessor's non-liability for work performed or materials supplied. Failure to provide Landlord and Sublessor such notice or post the Premises shall be deemed a material breach of this Sublease.

     16.  Assignment and Subletting.
          ---------- --- ----------

     Sublessee may not assign, sublease, transfer, sell, encumber or otherwise convey its interest in this Sublease, or any portion thereof, or its interest in the Premises, or any portion thereof, without the prior written consent of Sublessor, which consent may be granted or withheld in the sole discretion of Sublessor and the prior written consent of Landlord to the degree that such consent is required under the terms of the Master Lease. Any such attempted purported assignment, subletting, transfer, sale, encumbrance or other conveyance obtained without first obtaining such prior written consent shall be void and of no force or effect, and shall not confer any interest or estate in the purported transferee and shall, at Sublessor's option, constitute an incurable default under this Sublease.

     Notwithstanding the foregoing, Sublessee may assign or sublet the Premises, or any portion thereof, without Sublessor's consent, to any wholly-owned subsidiary or parent company of Andrx Corporation.

     17.  Continuing Liability of Sublessor.
          ---------- --------- -- ---------

     Notwithstanding anything to the contrary contained elsewhere in this Sublease, nothing contained in this Sublease shall be deemed or construed as relieving Sublessor from any of its duties, responsibilities or obligations under the Master Lease, and Sublessor shall in all events be and remain primarily liable under the Master Lease as a principal, and not as a guarantor or surety, for all duties, responsibilities and obligations (monetary or otherwise) contained in the Master Lease, to the same extent as though no subletting by Sublessor has been made. Sublessor hereby agrees to indemnify and hold Sublessee harmless from any loss or damage sustained by Sublessee as a result of the failure of Sublessor to comply with the terms and conditions of the Master Lease.

     18.  Notices.
          -------

     Any notice, demand, consent, payment or communication given hereunder shall be in writing and shall be given by personal delivery, by commercial overnight delivery service or by certified mail, postage prepaid, return receipt requested, at the following addresses:

     If to Sublessor:         Coldwell Banker Residential Brokerage Company
                              C/o NRT Incorporated
                              27271 Las Ramblas
                              Mission Viejo, California 92691
                              Attention: Corporate Real Estate
     If to Sublessor:         Anda Pharmaceuticals, Inc.
                              At the Premises

     With a Copy to:          Andrx Corporation

                              4001 SW 47/th/ Avenue
                              Fort Lauderdale, Florida 33314
                              Attention: Scott Lodin, General Counsel

          If to Landlord:     Meridian Business Campus Investors III
                              C/o Stiles Property Management
                              6400 North Andrews Avenue
                              Fort Lauderdale, Florida 33309


          Any of the above Parties may, by like notice at any time and from time to time, designate a different address to which such notice shall be sent. Such notices, requests, consents, payments or communications shall be deemed sufficiently given (a) if personally served, upon such service (b) if sent by commercial overnight delivery service, upon the next business day following such sending, or (c) if mailed, forty-eight (48) hours following the first attempt of the postal service to deliver same.

          19.  Notice of Default.
               -----------------

          Sublessor and Sublessee each agree to give to the other, forthwith upon receipt thereof, a copy of any notice (including notice of default) under the Master Lease.

          20.  Sublessee Defaults and Remedies.
               -------------------------------

          Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Sublessee:

          a) If Sublessee shall fail to make any payment of any Rent or Additional Rent when due and payable, and such default shall continue for a period of ten (10) days; or

          b) If Sublessee shall be in default in the performance of any of the other terms, covenants and conditions of this Sublease and (i) such default shall not have been remedied with ten (10) days after written notice by Sublessor to Sublessee specifying such default and requiring it to be remedied; or (ii) where such default reasonably cannot be remedied within such period of ten (10) days, if Sublessee shall not have commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it; or

          c) If Sublessee shall desert or abandon the Leased Premises and such desertion or abandonment shall continue for a period of ten (10) days; or

          d) The making by Sublessee of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Sublessee of a petition to have Sublessee adjudged a bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Sublessee, the same is dismissed within sixty (60) days; or the appointment of a trustee or a receiver to take possession of substantially all of Sublessee's assets located at the Premises or of Sublessee's interest in this Sublease where possession is not restored to Sublessee within thirty (30) days; or the attachment, execution, or judicial seizure of substantially all of Sublessee's assets located at the Premises or of Premises or of Sublessee's interest in this Sublease, where such seizure is not discharged within thirty (30) days after the levy thereof.

          Remedies. In the event of any default or breach of Sublessee, Sublessor may at any time thereafter, with or without notice or demand and without limiting Sublessor in the exercise of a right which Sublessor may have by reason of such default or breach, proceed as follows:

     a) Without terminating this Sublease, re-enter and take possession of the Premises or any part thereof and repossess same as Sublessor's former estate and expel Sublessee and those claiming through or under Sublessee, and remove the effects of both or either with force, if necessary, without being deemed guilty in trespass or of a forcible entry or detainer and without prejudice to any remedies for arrears of rent or proceding breach of covenants. In such event, Sublessor shall be entitled to recover from Sublessee all damages incurred by Sublessor by reason of Sublessee's default, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commission actually paid, the worth at the time of the unpaid rent for the balance of the Term, and that portion of the leasing sums payable. Such damages shall bear interest from the date due at the highest legal interest rate.

     b)   Terminate this Sublease by express notice to that effect.

     c) Pursue any other remedy now or hereafter available to Sublessor under the laws or judicial decisions of the state where the Premises is located.

     d) Should Sublessor elect to re-enter as above provided, or should Sublessor take possession pursuant to legal proceedings or pursuant to any notice provided by law or otherwise, Sublessor may from time to time, without terminating this Sublease or Sublessee's obligations to pay rent hereunder, relet the Premises or any part thereof for such terms, at such rentals, and upon such other terms and conditions as Sublessor in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises, all at Sublessee's expense. No such re-entry or taking of possession shall be construed as an election on Sublessor's part to terminate this Sublease unless a written notice of such express intention is given to Sublessee.

     If this Sublease shall be terminated as provided in this Section, Sublessor may:

     a) Re-enter and resume possession of the Premises and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law or in equity, or otherwise, without being liable for any damages therefor, and

     b) Relet the whole or any part of the Premises for a period equal to, greater, or less than the remainder of the then-Term of this Sublease, at such rental and upon such terms and conditions as are then reasonable, to any Sublessee it may deem suitable and for any use and purpose it may deem appropriate. Sublessor shall not be liable in any respect for failure to relet the Premises, or in any event of such reletting, for failure to collect the rent thereunder, and any sums received by Sublessor on a reletting in excess of the Rent reserved in this Sublease shall belong to Sublessor.

     Sublessee shall pay to Sublessor, upon default of this Sublease, in accordance with the provisions hereof, or upon the abandonment of said Premises by Sublessee, a sum of money equal to the entire amount of Rent by this Sublease provided to be paid and at that time remaining unpaid, whether or not presently due, and upon making such payment, Sublessee shall be entitled to receive from Sublessor all rents received by Sublessor from other tenants on account of said Premises during the Term originally demised by this Sublease, less the expenses which Sublessor may have incurred in connection with said resumption of possession and reletting, including (without limitation) attorneys' fees, brokerage, cleaning repairs, and decoration, provided, however, that the moneys to which Sublessee shall so become entitled shall in no event exceed the amount so paid by Sublessee to Sublessor.

     Sublessee agrees to pay the cost and expenses, including reasonable attorneys' fees, incurred by Sublessor in the enforcement of any of the terms of this Sublease as a result of default by Sublessee.

     The words "re-enter" and "re-entry," as used in this Section are not restricted to their technical legal meaning.

     Sublessee hereby waives the service of any notice in writing by Sublessor of its intention to re-enter.

     If this Sublease shall be terminated as provided in this Section or by summary proceedings or otherwise, Sublessor, in addition to any other rights under this Section, shall be entitled to recover as damages (a) the cost of performing any work required to be done by Sublessee under this Sublease, and all damages resulting from Sublessee's default in performing such work; and (b) the cost of placing the Premises in the same condition as that in which Sublessee is required to surrender them to Sublessor under this Sublease.

     21.  Counterparts.
          ------------
     This Sublease may be executed in counterparts, each of which shall be deemed to be an original hereof.

     22.  Brokers and Commissions.
          -----------------------
     The parties recognize that the brokers who negotiated this Sublease are Tim Talbot of ComReal Commercial Real Estate Services and Boulevard Park Realty and agree that Sublessor shall be solely responsible for the payment of brokerage commissions to said brokers, and that Sublessee shall have no responsibility therefor. if Sublessee has dealt with any other person or real estate broker with respect to subleasing or renting space in the Building of which the Premises may be a part, Sublessee shall be solely responsible for the payment of any fee due said person or firm and Sublessee shall hold Sublessor free and harmless against any liability in respect thereto, including attorneys' fees and costs.

     23.  Choices of Law.
          --------------
This Sublease and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the State of Florida.

     24   Observance of Law.
          -----------------
     Sublessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental or environmental rule or regulation now in force or which may hereafter be enacted or promulgated. Sublessee shall, as its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental or environmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises. The Judgment of any tribunal of competent jurisdiction or the admission of Sublessee in any action against Sublessee, whether Sublessor is a party thereto or not, that Sublessee has violated any law, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Sublessor and Sublessee.

     25.  Attorney's Fees.
          ---------------
     If either party brings an action to enforce the terms hereof, the prevailing party shall be entitled to receive reasonable attorney's fees and court costs from the other party.

     26.  Consents.
          --------
     Notwithstanding anything contained in this Sublease to the contrary, Sublessee shall have no claim, and hereby waives the right to any claim against Sublessor for money damages by reason of any refusal, withholding or delaying by Sublessor of any consent, approval or statement of satisfaction, and in such event, Sublessee's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, etc.

     27.  Force Majeure.
          -------------
     Sublessor shall have no liability whatsoever to Sublessee on account of (a) the inability or delay of Sublessor in fulfilling any of Sublessor's obligations under this Sublease by reason of war, strike, other labor trouble, riots, civil unrest, governmental controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond Sublessor's reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Premises with electricity or water, or for any reason, whether similar or dissimilar to the above, beyond Sublessor's reasonable control. If this Sublease specifies a time period for performance of an obligation of Sublessor, that time period shall be extended by the period of any delay in Sublessor's performance caused by any of the events of force majeure described above.

     28.  Severability.
          ------------
     If any clause or provision of this Sublease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation or any governmental body or entity, effective during its Term, the intention of the parties hereto is that the remaining parts of this Sublease shall not be affected thereby unless such invalidity is, in the sole determination of Sublessor, essential to the rights of both parties in which event Sublessor has the right to terminate this Sublease on written notice to Sublessee.

     29.  Titles and Headings.
          -------------------
     The titles and headings of sections of this Sublease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Sublease.

     30.  Changes, Waivers, Discharge and Modifications in Writing.
          --------------------------------------------------------
     No provision of this Sublease may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                        [Signatures on following page]

IN WITNESS WHEREOF, the Sublessor and Sublessee have executed, and Landlord has consented to, this Sublease as of the day and year first above written.


                                SUBLESSOR:

                                Coldwell Banker Residential Brokerage Company, a California corporation

                                By: /s/ Richard J. Fazendin
                                    --------------------------------------------
                                Name:  /s/ Richard J. Fazendin
                                      ------------------------------------------
                                Title: Vice President Director of
                                      ------------------------------------------
                                       Corporate Real Estate
                                      ------------------------------------------



                                SUBLESSEE:

                                Anda Pharmaceuticals, Inc.
                                a Florida corporation

                                By:    Tony Campanaro
                                    --------------------------------------------
                                Name:  TONY CAMPANARO
                                      ------------------------------------------
                                Title: President & COO
                                      ------------------------------------------